UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2025
Commission File Number 001-39223
SADOT GROUP INC.
(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
295 E. Renfro Street, Suite 209, Burleson Texas 76028
(Address of principal executive offices)
(832) 604-9568
(Issuer’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SDOT	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.
To the extent required by Item 3.03, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The Board of Directors (the “Board”) of Sadot Group Inc. (“the Company”) unanimously approved a reverse split of the Company’s common stock at a ratio of one-for-ten (the “Reverse Stock Split”).
On September 9, 2025, the Company filed a Certificate of Change Pursuant to NRS 78.209 with the Nevada Secretary of State to effect the Reverse Stock Split, which will become effective 12:01 am eastern on September 15, 2025. As a result of the Reverse Stock Split, every 10 shares of the Company’s common stock issued and outstanding on the effective date will be consolidated into one issued and outstanding share. All stockholders who would be entitled to receive fractional shares as a result of the Reverse Stock Split will receive one whole share for their fractional share interest. There was no change in the par value of our common stock.
As previously disclosed, the Company received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Staff has determined that the Company’s common stock had a closing bid price of less than $1.00 and that as a result of the Company’s previous bid price deficiency letter and 1-for-10 reverse stock split implemented in October 2024 within the prior one-year period, the Company is not eligible for the standard 180-day compliance period under Nasdaq Listing Rule 5810(c)(3)(A)(iv). As a result, the Staff notified the Company that its common stock would be delisted from The Nasdaq Capital Market unless the Company requests a hearing. Accordingly, the Company intends to timely request a hearing before the Nasdaq Hearings Panel (the “Panel”) pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. The Company is effectuating the Reverse Stock Split to raise the per share bid price of the Company’s Common Stock above $1.00 per share with the goal of complying with Nasdaq Listing Rule 5550(a)(2) prior to the Company’s expected hearing with the Panel.
The Company’s common stock will begin trading on a split-adjusted basis on The Nasdaq Capital Market at the commencement of trading on September 15, 2025 under the Company’s existing symbol “SDOT.” The Company’s common stock has been assigned a new CUSIP number of 627333404 in connection with the Reverse Stock Split.
The Certificate of Change also decreased the number of authorized shares of the Company’s common stock from 20 million to two million.
In addition, proportionate adjustments will be made to the exercise prices of the Company’s outstanding stock options and warrants and to the number of shares issued and issuable under the Company’s existing stock incentive plans. The foregoing description of the Certificate of Change does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Certificate of Change, which is attached as Exhibit 3.1 to this Current Report on Form 8-K.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements may include, but are not limited to, statements related to the Reverse Stock Split, the effectiveness of the Certificate of Change, and the Company’s ability to regain compliance with Nasdaq’s minimum bid price requirement, as well as statements, other than historical facts, that address activities, events or developments that the company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as “believes,” “hopes,” “may,” “anticipates,” “should,” “intends,” “plans,” “will,” “expects,” “estimates,” “projects,” “positioned,” “strategy” and similar expressions and are based on assumptions and assessments made in light of management’s experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements in this Current Report on Form 8-K are made as of the date of this Current Report on Form 8-K, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of the Company’s control. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the sections titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K, and include whether the Company will be successful in maintaining the listing of its Common Stock on Nasdaq and the effects of the Reverse Stock Split.
Item 7.01 Regulation FD Disclosure.
On September 9, 2025, the Company issued a press release titled, “Sadot Group Inc. Announces 1-for-10 Reverse Stock Split.” A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d)Index of Exhibits

Exhibit No.	Description
3.1	Certificate of Change Pursuant to NRS 78.209 filed with the Nevada Secretary of State on September 9, 2025
99.1	Press Release dated September 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SADOT GROUP INC.

	By:	/s/ Chagay Ravid
	Name:	Chagay Ravid
	Title:	Chief Executive Officer

Date: September 15, 2025